Exhibit 2.3.3
Execution Copy
JOINDER AGREEMENT AND
AMENDMENT NO. 2 TO THE STOCK PURCHASE AGREEMENT
     This JOINDER AGREEMENT AND AMENDMENT NO. 2 TO THE STOCK PURCHASE AGREEMENT (this “Joinder Agreement”), is made and entered into as of October 31, 2007, by and among Betts, LLC, an Oklahoma limited liability company (“Betts”), BGJC, LLC, an Oklahoma limited liability company (“BGJC”), CSK, LLC, an Oklahoma limited liability company (“CSK”), KBK, LLC, an Oklahoma limited liability company (“KBK”), KSKN, LLC, an Oklahoma limited liability company (“KSKN”, and, together with Betts, BGJC, CSK and KBK, the “LLCs”), West Oklahoma PVF Company, a Delaware corporation (“Buyer”), Red Man Pipe & Supply Co., an Oklahoma corporation (the “Company), McJ Holding LLC, a Delaware limited liability company (“McJ Holding”) and Craig Ketchum (the “Representative”), as Representative of the Shareholders. All capitalized terms used in this Joinder Agreement which are not otherwise defined herein are used with the same meaning attributed to such capitalized terms in the Stock Purchase Agreement (as defined below).
WITNESSETH:
     WHEREAS Buyer, the Company and the holders of all outstanding shares of stock of the Company listed on Schedule 1 thereto (each a “Shareholder” and, collectively, the “Shareholders”), McJ Holding (for purposes of Sections 2.3(c) and 10.4 only) and the Representative are parties to that certain Stock Purchase Agreement dated, July 6, 2007, as amended by Amendment No. 1 thereto, dated October 24, 2007 (the “Stock Purchase Agreement”);
     WHEREAS BJHK Limited Partnership, an Oklahoma limited partnership (“BJHK LP”), K.F. Enterprises, L.L.C., an Oklahoma limited liability company (“KFE”), and BJHK Living Trust, an Oklahoma trust (“BJHK LT” and, together with BJHK LP and KFE, the “Former Shareholders”), are parties to the Stock Purchase Agreement named as Shareholders therein;
     WHEREAS, pursuant to certain restructurings and business combinations consummated prior to the Closing (collectively, the “Restructurings”), among other things: (i) BJHK LP has merged with and into KFE, and (ii) effective on the Closing Date, as of immediately prior to the Closing, KFE is transferring all its shares of Company Stock in equal proportions to BGJC, CSK, KBK, and KSKN, and BJHK LT is transferring all its shares of Company Stock to Betts;
     WHEREAS, as a result of the Restructurings, at the Closing, the Former Shareholders will not own any shares of Company Stock and each of the LLCs will own the number of shares of Company Stock set forth opposite the name of such LLC on Schedule 1 hereto (representing, in the aggregate, 96,549 shares of Company Stock); and
     WHEREAS (i) this Joinder Agreement is intended to constitute the Contribution Percentage Notice pursuant to Section 6.17 of the Stock Purchase Agreement, (ii) Section 6.17 contemplates that, prior to the Closing, each of CK and each Other Ketchum Entity named in the Contribution Percentage Notice shall become a party to the Stock Purchase Agreement as a

Shareholder, and (iii) each of the undersigned desires and intends that, by executing and delivering this Joinder Agreement, each of the LLCs shall become a party to the Stock Purchase Agreement as a Shareholder thereunder.
     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby covenant and agree as follows:
          Section 1. Party to the Agreement. Each of the LLCs hereby agrees to become a party to the Stock Purchase Agreement as a “Shareholder” thereunder, effective as of the date hereof, and to be bound by, and subject to, all of the representations, covenants, agreements, terms and conditions of the Stock Purchase Agreement that are applicable to a Shareholder, and to be entitled to all the rights and benefits of such a party under the Stock Purchase Agreement, in each case as if a signatory directly thereto. Without limiting the generality of the foregoing, each of the LLCs, by executing this Joinder Agreement, is (a) making the representations and warranties set forth in Article III of the Stock Purchase Agreement as a Shareholder (provided that such representations and warranties are being made by each such LLC as of the date hereof, and provided further that in the case of the representation and warranty of each LLC pursuant to Section 3.1(a) of the Stock Purchase Agreement, such representation and warranty is being made by such LLC as of immediately prior to the Closing) and (b) agreeing to be bound by, and subject to, all of the covenants and agreements set forth in the Stock Purchase Agreement applicable to a Shareholder. Execution and delivery of this Joinder Agreement by each of the LLCs shall constitute execution and delivery by it of the Stock Purchase Agreement, without further action of any party. Each of the LLCs hereby acknowledges that the Stock Purchase Agreement provides for the escrow, in accordance with an escrow agreement as set forth in the Stock Purchase Agreement, of a portion of the proceeds otherwise payable by Buyer to each Shareholder in exchange for such Shareholder’s shares of Company Stock. Each of the LLCs hereby (i) appoints Craig Ketchum to serve as each such LLC’s agent in selling such LLC’s Company Stock to Buyer and (ii) grants Craig Ketchum an irrevocable power of attorney to sell such LLC’s Company Stock to Buyer pursuant to the terms of the Stock Purchase Agreement. Pursuant to Section 10.4 of the Stock Purchase Agreement, each of the LLCs further agrees that by becoming a Shareholder it will be deemed to irrevocably constitute and appoint Craig Ketchum as its true and lawful agent and attorney-in-fact with full powers of substitution, to act in the name, place and stead of such LLC with respect to the Stock Purchase Agreement and with respect to the transfer of such LLC’s Company Stock to Buyer pursuant to the Stock Purchase Agreement and the transactions contemplated thereby, and to do or refrain from doing all such acts and things, and to execute all such documents, as the Representative shall deem necessary or appropriate in connection with the Stock Purchase Agreement, the Ancillary Documents or any of the transactions contemplated thereby.
          Section 2. Schedule 1 and Exhibit B. Schedule 1 and Exhibit B to the Stock Purchase Agreement are hereby amended and restated in the forms attached as Schedule 1 and Exhibit B hereto, respectively. Schedule 1 and Exhibit B to the Stock Purchase Agreement will be further amended to add, as Shareholders and Plan Shareholders, those persons who become Electing Participants (as defined in Amendment No. 1 to the Stock Purchase Agreement).

          Section 3. Sale of Securities. Each of the LLCs hereby directs the Representative to sell the shares of Company Stock set forth opposite its name under the column “Number of Shares Sold for Cash (“Transferred Shares”)” on Exhibit B, as hereby amended, to the Stock Purchase Agreement, at the Closing, in accordance with the terms and conditions of the Stock Purchase Agreement.
          Section 4. Representations and Warranties. In addition to the representations and warranties in Article III of the Stock Purchase Agreement that each of the LLCs makes to Buyer as a Shareholder, each such LLC represents and warrants to Buyer and the Company that (a) such LLC has carefully reviewed copies of the Stock Purchase Agreement and all other documents such LLC deems necessary or desirable in order for it to execute this Joinder Agreement, (b) such LLC has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Stock Purchase Agreement and the terms and conditions thereof that such LLC deems necessary and (c) this Joinder Agreement has been duly executed and delivered by such LLC and constitutes a valid and binding agreement of such LLC enforceable against it in accordance with its terms. CSK represents and warrants to Buyer that it is a Person controlled by Craig Ketchum in which Craig Ketchum and his [wife and] children have at least a 90% economic beneficial interest. Each LLC other than CSK represents and warrants to Buyer that it is an “Other Ketchum Entity” as defined in the Stock Purchase Agreement.
          Section 5. Contribution Percentage Notice; Limited Waivers. This Joinder Agreement constitutes a Contribution Percentage Notice pursuant to Section 6.17 of the Stock Purchase Agreement. Buyer hereby waives any requirement that the Contribution Percentage Notice be delivered to Buyer a specified number of days prior to closing and any right to object to the Contribution Percentage Notice on the ground that it was not timely delivered. Buyer hereby waives any closing condition under the Stock Purchase Agreement to the effect or other requirement that the representations and warranties of the Former Shareholders under Section 3.1(a) be true or correct at the Closing. Buyer hereby waives any closing condition under the Stock Purchase Agreement to the effect or other requirement that the representations and warranties of the LLCs under Section 3.1(a) be true or correct as of the date of the Stock Purchase Agreement, provided that such representations and warranties of the LLCs are true and correct as of the Closing after giving effect to the amendment and restatement of Schedule 1 to the Stock Purchase Agreement as provided herein.
          Section 6. No Required Consents. Each of the Former Shareholders hereby represents and warrants that the Restructurings, including without limitation the direct and indirect transfers of Company Stock from the Former Shareholders to the LLCs acquiring such Company Stock, as described in third “Whereas” clause above, do not (a) violate any Law or Order to which such Former Shareholder is subject, result in the creation or imposition of any Encumbrance upon the Company Stock formerly held of record or beneficially owned by such Former Shareholder, or require such Former Shareholder to give any notice to, make any filing with, or obtain any authorization, consent or approval of, any Person.
          Section 7. Further Assurances. At any time or from time to time after the date hereof, each LLC agrees to execute and deliver any further instruments or documents and take such additional actions as the Company, the Representative or Buyer may reasonably request in order to evidence or effectuate its sale of Company Stock pursuant to the Stock Purchase Agreement and to otherwise carry out the intent of the parties under this Joinder Agreement.
          Section 8. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without effect to the principles of conflicts of law.
          Section 9. Acceptance of Joinder. The Company, Buyer, McJ Holding and the Representative (on behalf of the Shareholders) hereby accept this Joinder Agreement, and agree that upon execution hereof, each LLC shall become a party to the Stock Purchase Agreement as a “Shareholder,” entitled to all the rights and benefits of such a party thereunder (and bound by and subject to the terms and conditions thereof), as if a signatory directly thereto.
          Section 10. Effect of the Stock Purchase Agreement. Except as expressly set forth herein, the parties make no amendment, alteration or modification of the Stock Purchase Agreement. Except as expressly set forth herein, the Stock Purchase Agreement shall remain in full force and effect.
          Section 11. Applicability of Article X of the Stock Purchase Agreement. The provisions of Article X of the Stock Purchase Agreement shall apply to this Joinder Agreement as if such provisions were part of this Joinder Agreement.
[The next page is the signature page]

Execution Copy
     IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first above written.

Betts, LLC
By:	/s/ BETTY KETCHUM
	Name:	Betty Ketchum
	Title:	Member

BGJC, LLC
By:	/s/ BRIAN KETCHUM
	Name:	Brian Ketchum
	Title:	Member

CSK, LLC
By:	/s/ CRAIG KETCHUM
	Name:	Craig Ketchum
	Title:	Member

KBK, LLC
By:	/s/ KEVIN KETCHUM
	Name:	Kevin Ketchum
	Title:	Member

KSKN, LLC
By:	/s/ KENT KETCHUM
	Name:	Kent Ketchum
	Title:	Member
[Signature Page to Joinder Agreement and Amendment No. 2 to Stock Purchase Agreement]

RED MAN PIPE & SUPPLY CO.
By:	/s/ DEE PAIGE
	Name:	Dee Paige
	Title:	CFO

WEST OKLAHOMA PVF COMPANY
By:	/s/ F.T. GRAFF JR.
Name:
Title:

MCJ HOLDING LLC
By:	/s/ F.T. GRAFF JR.
Name:
Title:

CRAIG KETCHUM, as Representative
/s/ CRAIG KETCHUM
[Signature Page to Joinder Agreement and Amendment No. 2 to Stock Purchase Agreement]